                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 11-K


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                     For The Year Ended December 31, 1999


       A. Full title of the plan if different from that of the issuer named below:



                      THE MAY DEPARTMENT STORES COMPANY
                             PROFIT SHARING PLAN



     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:


                      THE MAY DEPARTMENT STORES COMPANY
                              611 Olive Street
                            St. Louis, MO  63101


                         Commission File Number 1-79

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


FINANCIAL STATEMENTS AND EXHIBIT

Listed below are all financial statements and exhibit filed as part of this annual report on Form 11-K:

                                                             Page of this
               Financial Statements                           Form 11-K

     Report of Independent Public Accountants                      3

     Financial Statements of the Plan:
       Statement of Net Assets Available for
         Benefits - December 31, 1999                              4
       Statement of Net Assets Available for
         Benefits - December 31, 1998                              7
       Statement of Changes in Net Assets
         Available for Benefits for the Year
         Ended December 31, 1999                                  10

     Notes to Financial Statements -
       December 31, 1999 and 1998                                 12

     Schedule I - Item 27(a): Schedule of Assets
       Held for Investment Purposes -
       December 31, 1999                                          18

     Schedule II - Item 27(d): Schedule of
       Reportable Transactions for the Year
       Ended December 31, 1999                                    22

                      Exhibit

     Consent of Independent Public Accountants                    23


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                                  THE MAY DEPARTMENT STORES COMPANY
                                  PROFIT SHARING PLAN

                                  By:  The May Department Stores Company

Date:  April 19, 2000             By:  /s/ John L. Dunham
                                       John L. Dunham
                                       Executive Vice President and Chief
                                       Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The May Department Stores Company
Profit Sharing Plan:


We have audited the accompanying statements of net assets available for benefits of The May Department Stores Company Profit Sharing Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





/s/ Arthur Andersen LLP
St. Louis, Missouri,
  March 24, 2000

                           THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1999
                        (Thousands, except per unit information)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
               ASSETS                        Unallocated  Allocated   Stock

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock               $384,040    $294,220   $      -
    Common stock                                     -           -    123,490
  Commingled equity index fund                       -           -          -
  Short-term investments                             -           -        397
  U.S. government securities                         -           -          -
  Fixed income investments                           -           -          -
                                              --------    --------   --------
          Total investments                    384,040     294,220    123,887
OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts              (44,275)     44,275      8,546
  Dividends and interest receivable                  -           -          3
  Receivable - withholdings of member
    contributions                                    -           -          -
  Member interfund transfers                         -        (286)      (420)
                                              --------    --------   --------
          Total assets                         339,765     338,209    132,016
                                              --------    --------   --------
             LIABILITIES

LIABILITIES:
  Notes payable                                285,826           -          -
  Accrued interest payable                       4,021           -          -
  Net amount (receivable) payable for
    investment securities transactions
    and other                                        -           -          -
  Amounts payable for administrative
    expenses                                         -           -        111
                                              --------    --------   --------
          Total liabilities                    289,847           -        111
                                              --------    --------   --------
NET ASSETS AVAILABLE FOR BENEFITS             $ 49,918    $338,209   $131,905
                                              ========    ========   ========

NUMBER OF UNITS AT DECEMBER 31, 1999                                    2,589
                                                                     ========

VALUE PER UNIT AT DECEMBER 31, 1999                                  $  50.95
                                                                     ========



                                     (Continued on following page)

                           THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1999
                        (Thousands, except per unit information)



                                                 Participant Directed
                                                   Investment Funds
                                         ------------------------------------
                                           May      Common             Fixed
                                          Common    Stock     Money   Income
              ASSETS                      Stock     Index    Market    Index

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock          $      -  $      -  $     -  $     -
    Common stock                          367,330         -        -        -
  Commingled equity index fund                  -   221,180        -        -
  Short-term investments                    1,182       479   60,039      298
  U.S. government securities                    -         -        -   27,859
  Fixed income investments                      -         -        -   14,486
                                         --------  --------  -------  -------
          Total investments               368,512   221,659   60,039   42,643

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts               -         -        -        -
  Dividends and interest receivable            10         9      306      693
  Receivable - withholdings of
    member contributions                    1,302       805      231      174
  Member interfund transfers               (1,219)    1,991      208     (274)
                                         --------  --------  -------  -------
          Total assets                    368,605   224,464   60,784   43,236
                                         --------  --------  -------  -------

          LIABILITIES

LIABILITIES:
  Notes payable                                 -         -        -        -
  Accrued interest payable                      -         -        -        -
  Net amount (receivable) payable for
    investment securities transactions
    and other                                   -    (1,250)       -        -
  Amounts payable for administrative
    expenses                                  330       253      132      125
                                         --------  --------  -------  -------
          Total liabilities                   330      (997)     132      125
                                         --------  --------  -------  -------
NET ASSETS AVAILABLE FOR BENEFITS        $368,275  $225,461  $60,652  $43,111
                                         ========  ========  =======  =======

NUMBER OF UNITS AT DECEMBER 31, 1999        7,228    35,562   34,074   21,237
                                         ========  ========  =======  =======

VALUE PER UNIT AT DECEMBER 31, 1999      $  50.95  $   6.34  $  1.78  $  2.03
                                         ========  ========  =======  =======



                                     (Continued on following page)

                           THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1999
                      (Thousands, except per unit information)




                                                     Distribution
              ASSETS                                   Account       Total

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock                         $    -     $  678,260
    Common stock                                             -        490,820
  Commingled equity index fund                               -        221,180
  Short-term investments                                 4,206         66,601
  U.S. government securities                                 -         27,859
  Fixed income investments                                   -         14,486
                                                        ------     ----------
          Total investments                              4,206      1,499,206

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                            -          8,546
  Dividends and interest receivable                          -          1,021
  Receivable - withholdings of
    member contributions                                     -          2,512
  Member interfund transfers                                 -              -
                                                        ------     ----------
          Total assets                                   4,206      1,511,285
                                                        ------     ----------

           LIABILITIES

LIABILITIES:
  Notes payable                                              -        285,826
  Accrued interest payable                                   -          4,021
  Net amount (receivable) payable for
    investment securities transactions
    and other                                            4,206          2,956
  Amounts payable for administrative
    expenses                                                 -            951
                                                        ------     ----------
          Total liabilities                              4,206        293,754
                                                        ------     ----------
NET ASSETS AVAILABLE FOR BENEFITS                       $    -     $1,217,531
                                                        ======     ==========



            The accompanying notes are an integral part of this statement.

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1998
                      (Thousands, except per unit information)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
                ASSETS                       Unallocated  Allocated   Stock

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock               $558,434    $322,703   $      -
    Common stock                                     -           -    165,401
  Commingled equity index fund                       -           -          -
  Short-term investments                             -           -        443
  U.S. government securities                         -           -          -
  Fixed income investments                           -           -          -
                                              --------    --------   --------
          Total investments                    558,434     322,703    165,844

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts              (53,934)     53,934          -
  Dividends and interest receivable                  -           -          3
  Receivable - withholdings of
    member contributions                             -           -          -
  Member interfund transfers                         -        (314)      (379)
                                              --------    --------   --------
          Total assets                         504,500     376,323    165,468
                                              --------    --------   --------

             LIABILITIES

LIABILITIES:
  Notes payable                                316,944           -          -
  Accrued interest payable                       4,453           -          -
  Net amount (receivable) payable for
    investment securities transactions
    and other                                        -           -          -
  Amounts payable for administrative
    expenses                                         -           -        172
                                              --------    --------   --------
          Total liabilities                    321,397           -        172
                                              --------    --------   --------
NET ASSETS AVAILABLE FOR BENEFITS             $183,103    $376,323   $165,296
                                              ========    ========   ========

NUMBER OF UNITS AT DECEMBER 31, 1998                                    2,652
                                                                     ========

VALUE PER UNIT AT DECEMBER 31, 1998                                  $  62.34
                                                                     ========



                            (Continued on following page)

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1998
                      (Thousands, except per unit information)



                                                 Participant Directed
                                                   Investment Funds
                                         ------------------------------------
                                           May      Common             Fixed
                                          Common    Stock     Money   Income
              ASSETS                      Stock     Index    Market    Index

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock          $      -  $      -  $     -  $     -
    Common stock                          465,418         -        -        -
  Commingled equity index fund                  -   171,212        -        -
  Short-term investments                    1,248     1,039   60,591      878
  U.S. government securities                    -         -        -   32,801
  Fixed income investments                      -         -        -   11,731
                                         --------  --------  -------  -------
          Total investments               466,666   172,251   60,591   45,410

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts               -         6       (4)      (2)
  Dividends and interest receivable             9         4      275      781
  Receivable - withholdings of
    member contributions                    1,307       582      224      182
  Member interfund transfers               (1,069)      599      821      342
                                         --------  --------  -------  -------
          Total assets                    466,913   173,442   61,907   46,713
                                         --------  --------  -------  -------

          LIABILITIES

LIABILITIES:
  Notes payable                                 -         -        -        -
  Accrued interest payable                      -         -        -        -
  Net amount (receivable) payable for
    investment securities transactions
    and other                                   -      (454)       -      533
  Amounts payable for administrative
    expenses                                  484       345      238      200
                                         --------  --------  -------  -------
          Total liabilities                   484      (109)     238      733
                                         --------  --------  -------  -------
NET ASSETS AVAILABLE FOR BENEFITS        $466,429  $173,551  $61,669  $45,980
                                         ========  ========  =======  =======

NUMBER OF UNITS AT DECEMBER 31, 1998        7,482    32,932   36,276   22,429
                                         ========  ========  =======  =======

VALUE PER UNIT AT DECEMBER 31, 1998      $  62.34  $   5.27  $  1.70  $  2.05
                                         ========  ========  =======  =======



                            (Continued on following page)

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1998
                     (Thousands, except per unit information)



                                                     Distribution
              ASSETS                                   Account       Total

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock                         $    -     $  881,137
    Common stock                                             -        630,819
  Commingled equity index fund                               -        171,212
  Short-term investments                                 4,217         68,416
  U.S. government securities                                 -         32,801
  Fixed income investments                                   -         11,731
                                                        ------     ----------
          Total investments                              4,217      1,796,116

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                            -              -
  Dividends and interest receivable                          -          1,072
  Receivable - withholdings of
    member contributions                                     -          2,295
  Member interfund transfers                                 -              -
                                                        ------     ----------
          Total assets                                   4,217      1,799,483
                                                        ------     ----------

           LIABILITIES

LIABILITIES:
  Notes payable                                              -        316,944
  Accrued interest payable                                   -          4,453
  Net amount (receivable) payable for
    investment securities transactions
    and other                                            4,217          4,296
  Amounts payable for administrative
    expenses                                                 -          1,439
                                                        ------     ----------
          Total liabilities                              4,217        327,132
                                                        ------     ----------
NET ASSETS AVAILABLE FOR BENEFITS                       $    -     $1,472,351
                                                        ======     ==========




            The accompanying notes are an integral part of this statement.

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                        FOR THE YEAR ENDED DECEMBER 31, 1999
                                     (Thousands)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
                                             Unallocated  Allocated   Stock
NET (DEPRECIATION) APPRECIATION IN FAIR
  VALUE OF INVESTMENTS                        $(110,999)  $(58,645)  $(29,220)
                                              ---------   --------   --------
INVESTMENT INCOME:
  Dividends                                      14,690      9,404      3,516
  Interest                                            -          -         32
                                              ---------   --------   --------
                                                 14,690      9,404      3,548
                                              ---------   --------   --------
CONTRIBUTIONS:
  Member                                              -          -          -
  Employer allocation                           (44,332)    44,332          -
  Employer ESOP contribution                     32,446          -      8,546
  Member interfund transfers                          -     (4,046)    (3,577)
                                              ---------   --------   --------
                                                (11,886)    40,286      4,969
                                              ---------   --------   --------
DEDUCTIONS:
  Member terminations and
    withdrawals                                       -     29,159     12,068
  Interest expense                               24,990          -          -
  Administrative expenses                             -          -        620
                                              ---------   --------   --------
                                                 24,990     29,159     12,688
                                              ---------   --------   --------
(DECREASE) INCREASE IN NET ASSETS AVAILABLE
  FOR BENEFITS                                 (133,185)   (38,114)   (33,391)

NET ASSETS AVAILABLE FOR BENEFITS AT
  DECEMBER 31, 1998                             183,103    376,323    165,296
                                              ---------   --------   --------
NET ASSETS AVAILABLE FOR BENEFITS AT
  DECEMBER 31, 1999                           $  49,918   $338,209   $131,905
                                              =========   ========   ========



                            (Continued on following page)

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                        FOR THE YEAR ENDED DECEMBER 31, 1999
                                     (Thousands)



                                     Participant Directed
                                       Investment Funds
                             ------------------------------------
                               May      Common             Fixed
                              Common    Stock     Money   Income
                              Stock     Index    Market    Index     Total
NET (DEPRECIATION)
  APPRECIATION IN FAIR
  VALUE OF INVESTMENTS       $(91,796) $ 36,061  $     -  $(2,674) $ (257,273)
                             --------  --------  -------  -------  ----------
INVESTMENT INCOME:
  Dividends                    10,209     1,172        -        -      38,991
  Interest                         95       118    3,286    2,767       6,298
                             --------  --------  -------  -------  ----------
                               10,304     1,290    3,286    2,767      45,289
                             --------  --------  -------  -------  ----------
CONTRIBUTIONS:
  Member                       48,680    26,188    7,802    6,598      89,268
  Employer allocation               -         -        -        -           -
  Employer ESOP contribution        -         -        -        -      40,992
  Member interfund transfers  (15,724)   10,593   15,033   (2,279)          -
                             --------  --------  -------  -------  ----------
                               32,956    36,781   22,835    4,319     130,260
                             --------  --------  -------  -------  ----------
DEDUCTIONS:
  Member terminations and
    withdrawals                47,793    21,132   26,510    6,733     143,395
  Interest expense                  -         -        -        -      24,990
  Administrative expenses       1,825     1,090      628      548       4,711
                             --------  --------  -------  -------  ----------
                               49,618    22,222   27,138    7,281     173,096
                             --------  --------  -------  -------  ----------
(DECREASE) INCREASE IN NET
  ASSETS AVAILABLE FOR
  BENEFITS                    (98,154)   51,910   (1,017)  (2,869)   (254,820)

NET ASSETS AVAILABLE FOR
  BENEFITS AT DECEMBER 31,
  1998                        466,429   173,551   61,669   45,980   1,472,351
                             --------  --------  -------  -------  ----------
NET ASSETS AVAILABLE FOR
  BENEFITS AT DECEMBER 31,
  1999                       $368,275  $225,461  $60,652  $43,111  $1,217,531
                             ========  ========  =======  =======  ==========



            The accompanying notes are an integral part of this statement.

                         THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                           NOTES TO FINANCIAL STATEMENTS

                            DECEMBER 31, 1999 AND 1998


1. DESCRIPTION OF THE PLAN:

The following description of The May Department Stores Company Profit Sharing Plan (the "Plan") is provided for financial statement purposes only. Members should refer to the Plan document and the Summary Plan Description dated July 1999 for more complete information.

General

The Plan is a defined contribution profit sharing plan. The Plan covers eligible associates of The May Department Stores Company, a Delaware corporation ("May"), and its subsidiaries and affiliates who are members of The May Department Stores Company Retirement Plan. Participation is voluntary.

Contributions

Plan members may contribute 1% to 15% of their annual pay as defined. Contributions may be made prior to federal and certain other income taxes pursuant to Section 401(k) of the Internal Revenue Code.

The employer allocation is variable and discretionary. Generally, the employer allocation for each Plan year is determined by multiplying a base matching rate times members' basic contributions (generally, contributions up to 5% of pay each paycheck), reduced by forfeitures, one-third of annual dividends with respect to the Employee Stock Ownership Plan ("ESOP") Preference Shares, as defined, administrative expenses and excess ESOP allocations from prior Plan years (to the extent such amounts have not been previously used to reduce employer allocations for earlier Plan years).

The base matching rate is determined as follows: In the event May has earnings per share ("EPS") of its common stock for its most recent fiscal year ("current year") resulting in a 6.0% increase over the EPS for the fiscal year immediately preceding the current year, the base matching rate will be 50%. For each percentage point increase over 6.0% or decrease below 6.0%, there is a 1.25 percentage point increase in or decrease from the 50% base matching rate.

ESOP Preference Shares allocated to associates' accounts through application of the base matching rate formula are allocated at their original cost to the Plan of $15.01 per common share equivalent. Because the ESOP Preference Shares are convertible into May common stock, the ESOP Preference Shares are worth more than original cost when the market value of May common stock is higher than $15.01 per share. This market value of the employer allocation (including any supplemental contributions), divided by associates' matchable contributions, is the effective matching rate.

If the effective matching rate for a Plan year exceeds 100%, only ESOP Preference Shares are used for the employer allocation and no May common shares are contributed as a supplemental contribution. The effective matching rate is also limited to 2.5 times the base matching rate. The base matching rate formula may be adjusted at any time for unusual events including discontinued operations, accounting changes, or items of extraordinary gain or loss.

Investments

Members' contributions may be invested in any of four investment funds:

      May Common Stock Fund - For investment of contributions in May common stock.

      Common Stock Index Fund - For investment of contributions in the Collective Daily Stock Index Fund, a collective trust which invests in the common stock of corporations that make up the Standard & Poor's 500 Composite Stock Price Index. Investment mix is determined based on the relative market size of the 500 corporations, with larger corporations making up a higher proportion of the fund than smaller corporations.

      Money Market Fund - For investment of contributions in short-term (less than one year) obligations of high-quality issuers including banks, corporations, municipalities, the U.S. Treasury and other federal agencies.

      Fixed Income Index Fund - For investment of contributions in corporate, U.S. Government, federal agency and certain foreign government securities that make up the Lehman Intermediate Government/Corporate Bond Index. The securities that comprise this index have maturities ranging from one to 10 years, with an average of four years. (The Lehman Intermediate Government/Corporate Bond Index represents the composite performance of intermediate-term, fixed income securities.)

At December 31, 1999, the nonparticipant directed May Common Stock and ESOP Member Allocated Funds include approximately $51.8 million and $79.4 million, respectively, attributable to participants over the age of 55. These amounts can be transferred to other funds at the discretion of the participants.

Employer allocations and supplemental contribution are invested in the ESOP Preference Fund and the May Common Stock Fund, respectively. The employer allocation to the Plan for the year ended December 31, 1999, will be made in May 2000 and will be in the form of 40,633 ESOP Preference Shares and a supplemental contribution from May of 313,316 shares of May Common Stock.

ESOP Feature

In 1989, the Plan was amended and restated to add an ESOP feature and acquired 788,955 shares of convertible preferred stock of May (the "ESOP Preference Shares"). Each ESOP Preference Share costs $507, has a guaranteed minimum value of $507, receives a fixed annual dividend of $38.03 and is convertible into
33.78747 shares of May common stock. The acquisition of the ESOP Preference Shares was financed with the proceeds of a private placement to a group of institutional investors of an aggregate $400 million principal amount (the "ESOP Loans") (see Note 4).

The ESOP Loans are guaranteed by The May Department Stores Company. The excess of the value of the unallocated ESOP Preference Shares over the principal amount of guaranteed ESOP Loans and accrued interest payable is reflected as Net Assets Available for Benefits in the Statement of Net Assets Available for Benefits as of December 31, 1999 and 1998.

The ESOP Loans are repaid by the Plan from the following sources in the following order: (a) dividends from May on ESOP Preference Shares previously allocated tomembers; (b) dividends from May on unallocated ESOP Preference Shares; and (c) contributions by May. During the term of the ESOP Loans, the ESOP Preference Shares which have not been allocated to members' company accounts serve as collateral for the ESOP Loans.

ESOP Preference Shares are initially held by the Plan in an Unallocated account. As ESOP Loans are repaid, ESOP Preference Shares are released to a suspense account pending release to the members' company accounts in satisfaction of the employer allocation.

If the guaranteed minimum value of the ESOP Preference Shares allocated to members' company accounts as a result of the ESOP Loan payments (principal and interest) for a year is less than the employer allocation, then May makes supplemental contributions to the Plan for the difference, subject to the 100% effective matching rate limitations described above. Supplemental contributions can be made in either shares of May common stock or cash.

If the guaranteed minimum value of the ESOP Preference Shares released for allocation to members' company accounts as a result of the ESOP Loan payments is greater than the required employer allocation, any "excess" would be applied (in accordance with applicable law) to satisfy required employer allocations in future Plan years.

Vesting

The method of calculating vesting service is the elapsed time approach. Elapsed time is measured by calculating the time which has elapsed between the member's hire date and retirement date/termination date (excluding certain break-in-service periods). Plan members are vested in company accounts in accordance with the following schedule:

          Years of Vesting                  Vesting
               Service                     Percentage

          Less than 3 years                     0%
          3 years                              20%
          4 years                              40%
          5 years                              60%
          6 years                              80%
          7 years or more                     100%

Plan members are always fully vested in the value of their member accounts.

Payment of Benefits

Amounts in a member's account and the vested portion of a member's company account may be distributed upon retirement, death, disability or termination of employment. Distributions from the May Common Stock Fund and ESOP Preference Fund are made in shares of May common stock if the combined distribution exceeds 100 shares. All other distributions are generally made in cash. Transfers are made from the investment funds to the Distribution account to fund the Plan's cash distributions.

Administration of Plan

The Plan is administered by a Committee consisting of at least five persons appointed by May. An Administrative Subcommittee has the general responsibility for administration of the Plan and an Investment Subcommittee establishes and monitors investment policies and activities. The assets of the Plan are held in a trust for which The Bank of New York is the Trustee.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investments

Except for the ESOP Preference Fund, the Plan's investments are stated at fair value, as determined by the Trustee, based on publicly reported price information.

Each ESOP Preference Share is valued at the greater of (a) the guaranteed minimum value (original cost) of $507 per share or (b) a conversion value equal to the market price of May common stock multiplied by the conversion rate for each ESOP Preference Share. As of December 31, 1999 and 1998, the ESOP Preference Shares were valued at their conversion values of $1,089.65 and $1,359.95, respectively.

Federal Income Taxes

The Trust established under the Plan to hold the Plan's assets is qualified pursuant to Sections 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code and accordingly, the Trust's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter dated December 13, 1994. The Plan has been amended since receiving the determination letter. The Plan administrators believe that the amendments do not affect the tax-exempt status of the Plan.

Employer allocations and contributions, member before-tax contributions and the income of the Plan are not taxable to the members until distributions or withdrawals are made.

Administrative Expenses

All administrative expenses (including the allocable portion of expenses for data processing services, and salaries and benefits of employees providing services to the Plan) are paid by the Plan.

Monthly Valuation of the Trust

The unit value of each investment fund is determined by dividing the month-end market value of the particular investment fund by the total number of units outstanding at month-end in all member accounts in such investment fund. As of each succeeding monthly valuation date, the unit value of each fund is redetermined and account balances in each fund are adjusted as follows:

      (a) All payments made from an account (except for the ESOP Preference
          Fund) are valued based on the unit value at the month-end valuation date. Payments from the ESOP Preference Fund are valued at the greater of the guaranteed minimum value (plus accrued dividends) or conversion value, as of the distribution date.

      (b) With respect to any dollar amount contributed during the month (except for the ESOP Preference Fund), an equivalent number of additional units are credited to the appropriate accounts in such investment fund based on the unit value at the month-end valuation date. Allocations of ESOP Preference Shares are valued at the greater of the guaranteed minimum value (plus accrued dividends) or conversion value, as of the distribution date.

      (c) In the event that a member's employment is terminated and a portion of such member's company account has been forfeited, the forfeited units or ESOP Preference Shares shall be canceled as of the last day of the Plan year. The dollar amount of such forfeited units or ESOP Preference Shares is reallocated among the remaining members of the Plan as of the last day of the Plan year in the same manner as the employer allocation for such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and the reported amounts of additions to and deductions from net assets available for benefits during the year. Actual results could differ from those estimates.

3. INVESTMENTS:

The fair market value of the Plan's investments that represent 5% or more of the Plan's Net Assets Available for Benefits as of December 31, 1999 and 1998, are as follows (dollars in thousands):

                               December 31, 1999       December 31, 1998
                             ----------------------  ----------------------
                             Number of               Number of
                             Shares or               Shares or
                             Principal      Fair     Principal      Fair
                               Amount      Value       Amount      Value
     The May Department
       Stores Company ESOP
       Preference Stock:
         Unallocated            352,448  $  384,040     410,629  $  558,434
         Member allocated       270,014     294,220     237,291     322,703
                             ----------  ----------  ----------  ----------
                                622,462     678,260     647,920     881,137
                             ==========              ==========
     The May Department
       Stores Company
       Common Stock          15,219,239     490,820  15,672,525     630,819

     Northern Trust
       Equity Index Fund      6,020,138     221,180     141,865     171,212

     The Bank of New
       York Short-Term
       Investment Fund -
       Master Notes              66,601     $66,601      68,416     $68,416
                                         ----------              ----------
               Total                     $1,456,861              $1,751,584
                                         ==========              ==========

4. NOTES PAYABLE:

Notes payable as of December 31 consisted of the following (in thousands):

                                                     1999      1998
     ESOP Notes Payable:
       Series A, 8.32%, due April 30, 2001         $ 81,862  $112,980
       Series B, 8.49%, due April 30, 2004          203,964   203,964
                                                   --------  --------
                                                   $285,826  $316,944
                                                   ========  ========

The scheduled principal payments for the Series A ESOP Note for the remaining two years are as follows: 2000 - $37,354,000; and 2001 - $44,508,000.
Principal payments on the Series B ESOP Note begin in 2002 with the payments as follows: 2002 - $52,317,000; 2003 - $60,787,000; and 2004 - $90,860,000.
As of December 31, 1999 and 1998, the total fair value of the ESOP Notes was approximately $357,816,000 and $361,445,000, respectively.

5. RECONCILIATION TO FORM 5500:

As of December 31, 1999 and 1998, the Plan had approximately $8,630,000 and $15,929,000, respectively, of pending distributions to participants. These amounts are included in Net Assets Available for Benefits. For reporting on the Plan's Form 5500, these amounts will be classified as Benefit Claims Payable with a corresponding reduction in Net Assets Available for Benefits. The following table reconciles the financial statements to the Form 5500 which will be filed by the Plan for the Plan year ended December 31, 1999 (dollars in thousands):

                                                                  Net Assets
                                            Benefits              Available
                                           Payable to   Benefits     for
                                          Participants    Paid     Benefits

     Per financial statements                $    -     $143,395  $1,217,531
     Pending benefit distributions -
       December 31, 1999                      8,630        8,630      (8,630)
     Pending benefit distributions -
       December 31, 1998                          -      (15,929)          -
                                             ------     --------  ----------
               Per Form 5500                 $8,630     $136,096  $1,208,901
                                             ======     ========  ==========

6. DISTRIBUTION OF ASSETS UPON TERMINATION OF THE PLAN:

May reserves the right to terminate the Plan, in whole or in part, at any time. If an employer shall cease to be a participating employer in the Plan, the accounts of the members of the withdrawing employer shall be revalued as if such withdrawal date were a valuation date. The Plan Committee is then to direct the Trustee either to distribute the accounts of the members of the withdrawing employer as of the date of such withdrawal on the same basis as if the Plan had been terminated, or to deposit in a trust established by the withdrawing employer, pursuant to a plan substantially similar to the Plan, assets equal in value to the assets allocable to the accounts of the members of the withdrawing employer.

If the Plan is terminated at any time or contributions are completely discontinued and May determines that the Trust shall be terminated, the members' company accounts shall become fully vested and nonforfeitable, all accounts shall be revalued as if the termination date were a valuation date and such accounts shall be distributed to members.

If the Plan is terminated or contributions completely discontinued but May determines that the Trust shall be continued pursuant to the terms of the Trust agreement, no further contributions shall be made by members or the employer and the members' company accounts shall become fully vested, but the Trust shall be administered as though the Plan were otherwise in effect.

                                                                 SCHEDULE I





                       THE MAY DEPARTMENT STORES COMPANY

                              PROFIT SHARING PLAN

                            EMPLOYER #:  43-1104396

                                  PLAN #:  003

          ITEM 27(a):  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1999

                                                 (c)
                                              Number of
                                              Shares or                (e)
                      (b)                     Principal     (d)        Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    ESOP PREFERENCE FUND

 *  The May Department Stores Company ESOP
      Preference Stock:
        Unallocated                              352,448  $178,689  $  384,040
        Allocated                                270,014   136,897     294,220
                                                          --------  ----------
              ESOP Preference Fund Total                  $315,586  $  678,260
                                                          ========  ==========
    MAY COMMON STOCK FUND

 *  The May Department Stores Company
      Common stock                            15,219,239  $283,196  $  490,820
 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $ 1,579,346     1,579       1,579
                                                          --------  ----------
              May Common Stock Fund Total                 $284,775  $  492,399
                                                          ========  ==========

    COMMON STOCK INDEX FUND

    Northern Trust Equity Index Fund           6,020,138  $194,335  $  221,180
 *  The Bank of New York Short-Term
      Investment Fund- Master notes          $   478,573       479         479
                                                          --------  ----------
              Common Stock Index Fund Total               $194,814  $  221,659
                                                          ========  ==========

    MONEY MARKET FUND

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $60,038,938  $ 60,039  $   60,039
                                                          ========  ==========

    FIXED INCOME INDEX FUND

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $   297,976  $    298  $      298
                                                          --------  ----------




 *  Also a party-in-interest.

                                                                 SCHEDULE I
                                                                 (Continued)



                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    U.S. Government Securities
    U.S. Treasury Notes:
      6.5%, due 10/15/06                     $1,500,000   $  1,529  $    1,496
      6.3750%, due 8/15/02                   $3,800,000      3,917       3,807
      5.75%,  due 08/15/03                   $3,200,000      3,219       3,133
      6.8750%, due 05/15/06                  $1,900,000      2,040       1,933
      5.6250%, due 05/15/08                  $1,250,000      1,219       1,176
      5.25%, due 01/31/01                    $3,900,000      3,860       3,867
      6.6250%, due 05/15/07                  $1,200,000      1,253       1,205
      8.750%, due 08/15/00                   $  450,000        500         458
      13.750%, due 08/15/04                  $  525,000        810         675
      6.125%, due 12/31/01                   $2,550,000      2,587       2,544
      5.25%,  due 05/15/04                   $1,900,000      1,838       1,820
                                                          --------  ----------
              Total U.S. treasury notes                     22,772      22,114
                                                          --------  ----------
    U.S. Government Agency Securities:
      Federal Home Loan Mortgage Corp.:
        6.22%, due 3/24/03                   $  200,000        181         197
        4.75%, due 12/14/01                  $1,000,000        997         968
        6.25%, due 7/15/04                   $  500,000        501         488
      Federal National Mortgage Assoc.
        Securities-
          5.1250%, due 2/13/04               $  660,000        648         619
          5.75%, due 6/15/05                 $  800,000        824         760
          4.625%, due 10/15/01               $  500,000        499         484
          Debentures-
            5.75%, due 7/15/03               $  400,000        406         387
            6.25%, due 8/13/04               $  500,000        496         488
            6.3750%, due 6/15/09             $1,000,000        982         953
          Medium Term Notes-
            6.69%, due 8/7/01                $  400,000        402         401
                                                          --------  ----------
              Total U.S. government agency
                securities                                   5,936       5,745
                                                          --------  ----------
              Total U.S. government
                securities                                  28,708      27,859
                                                          --------  ----------

   Fixed Income Investments
    Bank Corporate Bonds:
      Bank America Corp., 7.75%, due
        7/15/02                              $   300,000       306         305
      Republic NY Corp., 7.25%, due 7/15/02  $   100,000        98          99
      National Westminster, 7.375%, due
        10/01/09                             $   400,000       398         391
      Bayerische Landesbank, 5.875%, due
        12/01/08                             $   450,000       450         403
      Interamerican Development Bank,
        5.75%, due 2/26/08                   $   400,000       398         367
                                                          --------  ----------
              Total bank corporate bonds                     1,650       1,565
                                                          --------  ----------

                                                                 SCHEDULE I
                                                                 (Continued)


                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    Finance and Insurance Corporate Bonds:
      American Express Co., 8.5%, due
        8/15/01                              $   200,000       201         205
      Corestates Cap. Corp., 5.75%, due
        1/15/01                              $   400,000       388         395
      Finovia Cap Corp., 5.875%, due
        10/15/01                             $   450,000       450         441
      ABN-AMRO Bank, 6.625%, due 10/31/01    $   300,000       300         297
      General Electric Capital Corp.,
        8.85%, due 4/1/05                    $   300,000       364         319
      Simon Debartolo Group, 6.875%, due
        11/15/06                             $   500,000       498         459
      Travelers/Aetna Property Casualty
        Corp., 6.75%, due 4/15/01            $   300,000       300         299
      Toyota Motor Corp., 5.5%, due
        12/15/08                             $   450,000       449         393
      United Dominion Realty Tr. Inc.,
        8.125%, due 11/15/00                 $   400,000       400         402
      Associates Corp. North America, 5.50%,
        due 2/15/04                          $   400,000       398         376
      Marsh & McLennan Cos., Inc., 6.625%,
        due 6/15/04                          $   400,000       398         391
                                                          --------  ----------
              Total finance and insurance
                corporate bonds                              4,146       3,977
                                                          --------  ----------
    Industrial Corporate Bonds:
      Comcast Cable, 6.2%, due 11/15/08      $   450,000       450         408
      Eli Lilly & Co., 8.125%, due 12/1/01   $   200,000       199         205
      General Motors Corp., 7.10%, due
        3/15/06                              $   300,000       303         294
      Lockheed Martin Corp., 6.85%, due
        5/15/01                              $   400,000       400         396
      Hercules, Inc., 6.15%, due 8/1/00      $   400,000       401         397
      Nabisco, Inc. NT, 6.00%, due 2/15/11   $   400,000       399         395
      Atlantic Richfield Co., 5.9%, due
        4/15/09                              $   450,000       448         408
      Delphi Auto Systems, 6.1250%, due
        5/01/04                              $   400,000       401         379
      Electronic Data Systems Corp.,
        7.125%, due 10/15                    $   400,000       400         390
      Guidant Corp., 6.15%, due 2/15/06      $   450,000       448         415
      International Business Machine,
        5.375%, due 2/01                     $   400,000       399         351
      Wal-Mart Stores, 6.55%, due 8/10/04    $   400,000       399         393
                                                          --------  ----------
              Total industrial corporate
                bonds                                        4,647       4,431
                                                          --------  ----------
    Oil Corporate Bonds:
      Tenneco, Inc., 7.875%, due 10/1/02      $  250,000       248         251
      El Paso Nat. Gas Co., 6.75%, due
        11/15/03                              $  300,000       305         292
                                                          --------  ----------
              Total oil corporate bonds                        553         543
                                                          --------  ----------

                                                                 SCHEDULE I
                                                                 (Continued)


                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    Utilities Corporate Bonds:
      Duke Energy Co., 1st & Refunding
        Mortgage Note, 7%, due 6/1/00        $   195,000  $    203  $      195
      Enron Corp., 9.5%, due 6/15/01         $   100,000       110         103
      Enron Corp., 6.50% due 8/1/02          $   300,000       298         295
                                                          --------  ----------
              Total utilities corporate
                bonds                                          611         593
                                                          --------  ----------
    Telephone Corporate Bonds:
      Cable & Wireless Com. 6.625%, due
        3/6/05                               $   400,000       399         396
      Worldcom Inc. GA, 8.875%, due
        1/15/06                              $   400,000       434         418
      AT&T Corp., 6.0%, due 3/15/09          $   500,000       499         456
                                                          --------  ----------
              Total telephone corporate
                bonds                                        1,332       1,270
                                                          --------  ----------
    Asset Backed Securities:
      California Infrastructure, 6.32%, due
        9/25/05                              $   400,000       402         393
                                                          --------  ----------
                                                               402         393
                                                          --------  ----------
    Foreign Obligations:
      Finland Rep NT, 7.875%, due 7/28/04    $   225,000       229         235
      Hydro-Quebec Debenture, Series IF,
        7.375%, due 2/1/03                   $   150,000       161         151
      Province of Ontario, Canada
        Debenture, 8%, due 10/17/01          $   150,000       150         153
      Province of Ontario, Canada
        Debenture, 7.375%, due 1/27/03       $   400,000       415         404
      British Columbia Prov. Canada, 5.375%,
        due 10/29/08                         $   450,000       448         396
      Tyco International Grp. SA, 6.375%,
        due 6/15/05                          $   400,000       398         375
                                                          --------  ----------
              Total foreign obligations                      1,801       1,714
                                                          --------  ----------
              Total fixed income investments                15,142      14,486
                                                          --------  ----------
              Fixed Income Index Fund Total               $ 44,148  $   42,643
                                                          ========  ==========
    DISTRIBUTION ACCOUNT

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes           $4,205,982  $  4,206  $    4,206
                                                          ========  ==========
    TOTAL ASSETS HELD FOR INVESTMENT
      PURPOSES AT DECEMBER 31, 1999                       $903,568  $1,499,206
                                                          ========  ==========






*  Also a party-in-interest.

                                                                 SCHEDULE II









                        THE MAY DEPARTMENT STORES COMPANY

                               PROFIT SHARING PLAN

                            EMPLOYER #:  43-1104396

                                 PLAN #:  003


                 ITEM 27(d):  SCHEDULE OF REPORTABLE TRANSACTIONS

                       FOR THE YEAR ENDED DECEMBER 31, 1999
                    (Thousands, except number of transactions)



                           Purchases                     Sales
                        ----------------  -----------------------------------
                        No. of            No. of             Sales    Gain or
                        Trans.    Cost    Trans.    Cost     Price    (Loss)
The Bank of New York
  Short-Term Investment
  Fund-Master Notes (1)  426    $127,846   265    $129,650  $129,650  $     -
The May Department
  Stores Company
  Common Stock (1) (2)    53    $ 46,192    46    $ 24,521  $ 21,432  $(3,089)









(1) Also a party-in-interest.
(2) Includes conversion of ESOP Preference Shares.

                                                             EXHIBIT






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on The May Department Stores Company Profit Sharing Plan financial statements included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 Files No. 333-00957 and 333-76227.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



St. Louis, Missouri,
  April 19, 2000